Exhibit 99.1

Steel Connect Reports First Quarter Fiscal 2023 Financial Results

First Quarter 2023 Results

•Net revenue from continuing operations totaled $51.4 million, as compared to $44.4 million in the prior year.
•Net income from continuing operations was $5.0 million, as compared to net loss from continuing operations of $1.0 million in the prior year.
•Net income attributable to common stockholders was $4.4 million, as compared to net loss attributable to common stockholders of $20.0 million in the prior year.
•Adjusted EBITDA* was $7.3 million, as compared to $0.6 million in the prior year.
•Net cash provided by operating activities was $8.3 million.
•Free Cash Flow* totaled $7.7 million.
•Total debt, net of unamortized discounts and issuance costs, was $11.5 million; Net Debt* totaled $(45.0) million.

SMYRNA, TN (December 14, 2022) – Steel Connect, Inc. (the "Company") (NASDAQ: STCN) today announced financial results for its first quarter ended October 31, 2022.

Results of Operations

The financial information and discussion that follows below are for the Company's operations.

	Three Months Ended October 31,
	2022	2021
	(in thousands)
Net revenue	$51,359	$44,354
Net income (loss) from continuing operations	4,957	(983)
Net income (loss) attributable to common stockholders	$4,420	$(20,031)
Adjusted EBITDA*	$7,281	$627
Adjusted EBITDA margin*	14.2%	1.4%
Net cash provided by (used in) operating activities	8,252	(3,820)
Additions to property and equipment	(548)	(363)
Free cash flow*	$7,704	$(4,183)

*    See reconciliations of these non-GAAP measurements to the most directly comparable GAAP measures included in the financial tables. See also "Note Regarding Use of Non-GAAP Financial Measurements" below for the definitions of these non-GAAP measures.

Results of Operations

Comparison of the First Quarter Ended October 31, 2022 and 2021

	Three Months Ended October 31,
	2022	2021	Fav (Unfav) ($)	% Change
	(unaudited, $ in thousands)
Net revenue	$51,359	$44,354	$7,005	15.8%
Cost of revenue	(37,094)	(34,948)	(2,146)	(6.1)%
Gross profit	14,265	9,406	4,859	51.7%
Gross profit margin	27.8%	21.2%	—	6.6%
Selling, general and administrative	(10,386)	(8,835)	(1,551)	(17.6)%
Interest expense	(826)	(761)	(65)	(8.5)%
Other gains (losses), net	3,030	(478)	3,508	733.9%
Total costs and expenses	(8,182)	(10,074)	1,892	18.8%
Income from continuing operations before income taxes	6,083	(668)	6,751	1010.6%
Income tax expense	(1,126)	(315)	(811)	(257.5)%
Net income (loss) from continuing operations	$4,957	$(983)	$5,940	604.3%

Net Revenue

Net revenue from continuing operations for the first quarter increased $7.0 million, or 15.8%, as compared to the same period in the prior year. This increase in net revenue was primarily driven by higher volume associated with clients in the computing and consumer electronics markets. Fluctuations in foreign currency exchange rates did not have a significant impact on the Supply Chain segment's net revenues for the first quarter, as compared to the same period in the prior year.

Cost of Revenue

Cost of revenue from continuing operations for the first quarter increased $2.1 million, or 6.1%, as compared to the same period in the prior year, primarily due to increased material and labor costs from higher sales volume.

Gross Profit Margin

Gross profit percentage for the current quarter increased by 6.6%, or 657 basis points, to 27.8% as compared to 21.2% in the prior year quarter, driven by higher net revenues and favorable sales mix. Fluctuations in foreign currency exchange rates did not have a significant impact on Supply Chain's gross margin for the three months ended October 31, 2022.

Selling, General and Administrative

Selling, general and administrative ("SG&A") expenses for the first quarter increased $1.6 million or 17.6% as compared to the same period in the prior year. Selling, general and administrative expenses for the Supply Chain segment increased $1.0 due to bad debt expense recorded for a client in the consumer products industry. Corporate-level activity increased $0.6 million, primarily due to an increase in professional fees. Fluctuations in foreign currency exchange rates had an insignificant impact on selling, general and administrative expenses for the three months ended October 31, 2022.

Interest Expense

Total interest expense for the first quarter did not change significantly as compared to the same period in the prior year.

Other Gains (Losses), Net

Other gains (losses), net are primarily composed of foreign exchange gains (losses). The Company recorded $2.5 million of foreign exchange gains, compared to $0.5 million of foreign exchange losses during the three months ended October 31, 2022 and 2021, respectively. The remaining favorable change of $0.5 million is driven by changes in activity recorded to "Other - other gains and losses" between the current quarter and the prior year quarter.

Income Tax Expense

During the three months ended October 31, 2022, the Company recorded income tax expense of approximately $1.1 million as compared to income tax expense of $0.3 million for the same period in the prior fiscal year. The increase in income tax expense is primarily due to higher taxable income in foreign jurisdictions, as compared to the prior year.
Net Income (Loss) From Continuing Operations

Net income from continuing operations for the first quarter increased $5.9 million, as compared to net loss from continuing operations for the same period in the prior year. The increase in net income from continuing operations is primarily due an increase in sales and an increase in foreign exchange gains.

Additions to Property and Equipment (Capital Expenditures)

Capital expenditures for the first quarter totaled $0.5 million, or 1.1% of net revenue, as compared to $0.4 million, or 0.8% of net revenue, for the same period in the prior year.

Adjusted EBITDA

Adjusted EBITDA increased $6.7 million, or 1061.2%, for the first quarter as compared to the same period in the prior year, primarily due to an increase in net income from continuing operations of $5.9 million.

Liquidity and Capital Resources

As of October 31, 2022, the Company had cash and cash equivalents of $59.9 million and ModusLink had readily available borrowing capacity of $11.9 million under its revolving credit facility with Umpqua Bank.

As of October 31, 2022, total debt outstanding, net of unamortized discounts and issuance costs, was $11.5 million, which was comprised of $14.9 million outstanding on the 7.50% Convertible Senior Note due March 1, 2024, less associated unamortized discounts and issuance costs, as well as unamortized deferred financing costs on the Umpqua Revolver.

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company whose wholly-owned subsidiary, ModusLink Corporation, serves the supply chain management market.

ModusLink is an end-to-end global supply chain solutions and e-commerce provider serving clients in markets such as consumer electronics, communications, computing, medical devices, software and retail. ModusLink designs and executes critical elements in its clients' global supply chains to improve speed to market, product customization, flexibility, cost, quality and service. These benefits are delivered through a combination of industry expertise, innovative service solutions, and integrated operations, proven business processes, an expansive global footprint and world-class technology. ModusLink also produces and licenses an entitlement management solution powered by its enterprise-class Poetic software, which offers a complete solution for activation, provisioning, entitlement subscription, and data collection from physical goods (connected products) and digital products. ModusLink has an integrated network of strategically located facilities in various countries, including numerous sites throughout North America, Europe and Asia.

– Financial Tables Follow –

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	October 31, 2022	July 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,948	$53,142
Accounts receivable, trade, net	35,680	40,083
Inventories, net	8,991	8,151
Funds held for clients	4,856	4,903
Prepaid expenses and other current assets	3,692	3,551
Total current assets	113,167	109,830
Property and equipment, net	3,504	3,534
Operating lease right-of-use assets	17,491	19,655
Other assets	3,772	4,730
Total assets	$137,934	$137,749

LIABILITIES, CONTINGENTLY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$31,633	$30,553
Accrued expenses	27,285	28,396
Funds held for clients	4,856	4,903
Current lease obligations	5,581	6,466
Other current liabilities	13,643	13,482
Total current liabilities	82,998	83,800
Convertible note payable	11,557	11,047
Long-term lease obligations	11,754	12,945
Other long-term liabilities	4,969	3,983
Total long-term liabilities	28,280	27,975
Total liabilities	111,278	111,775

Contingently redeemable preferred stock	35,180	35,180

Preferred stock, $0.01 par value per share. 4,965,000 shares authorized at October 31, 2022 and July 31, 2022; zero shares issued and outstanding at October 31, 2022 and July 31, 2022	—	—
Common stock, $0.01 par value per share. Authorized 1,400,000,000 shares; 60,657,539 issued and outstanding shares at October 31, 2022; 60,529,558 issued and outstanding shares at July 31, 2022	606	605
Additional paid-in capital	7,479,542	7,479,366
Accumulated deficit	(7,488,897)	(7,493,317)
Accumulated other comprehensive income	225	4,140
Total stockholders' (deficit) equity	(8,524)	(9,206)

Total liabilities, contingently redeemable preferred stock and stockholders' deficit	$137,934	$137,749

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,
	2022	2021
Net revenue	$51,359	$44,354
Cost of revenue	37,094	34,948
Gross profit	14,265	9,406
Operating expenses:
Selling, general and administrative	10,386	8,835
Total operating expenses	10,386	8,835
Operating income (loss)	3,879	571
Other income (expense):
Interest income	144	3
Interest expense	(826)	(761)
Other gains, net	2,886	(481)
Total other income (expense)	2,204	(1,239)
Income (loss) from continuing operations before income taxes	6,083	(668)
Income tax expense	1,126	315
Net income (loss) from continuing operations	4,957	(983)
Net loss from discontinued operations	—	(18,511)
Net income (loss)	4,957	(19,494)
Less: Preferred dividends on redeemable preferred stock	(537)	(537)
Net income (loss) attributable to common stockholders	$4,420	$(20,031)

Net income (loss) per common shares - basic
Continuing operations	$0.07	$(0.02)
Discontinued operations	—	(0.31)
Net income (loss) attributable to common stockholders	$0.07	$(0.33)

Net income (loss) per common shares - diluted
Continuing operations	$0.06	$(0.02)
Discontinued operations	—	(0.31)
Net income (loss) attributable to common stockholders	$0.06	$(0.33)

Weighted-average number of common shares outstanding - basic	60,050	60,307
Weighted-average number of common shares outstanding - diluted	78,430	60,307

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended October 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$4,957	$(19,494)
Less: Loss from discontinued operations, net of tax	—	(18,511)
Loss from continuing operations	4,957	(983)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	459	630
Amortization of deferred financing costs	12	34
Accretion of debt discount	510	386
Share-based compensation	177	191
Non-cash lease expense	2,230	2,391
Bad debt expense (recovery)	960	(5)
Other (gains) losses, net	(2,885)	481
Changes in operating assets and liabilities:
Accounts receivable, net	3,026	(875)
Inventories, net	(1,077)	(624)
Prepaid expenses and other current assets	(168)	737
Accounts payable and accrued expenses	1,553	(2,039)
Refundable and accrued income taxes, net	118	(268)
Other assets and liabilities	(1,620)	(3,876)
Net cash provided by (used in) operating activities	8,252	(3,820)
Cash flows from investing activities:
Additions to property and equipment	(548)	(363)
Proceeds from the disposition of property and equipment	16	—
Net cash used in investing activities	(532)	(363)
Cash flows from financing activities:
Payments of preferred dividends	(537)	(537)
Repayments on capital lease obligations	(19)	(18)
Proceeds from issuance of common stock	—	1
Net cash used in financing activities	(556)	(554)
Net effect of exchange rate changes on cash and cash equivalents	(405)	(121)
Net increase in cash, cash equivalents and restricted cash	6,759	(4,858)
Cash, cash equivalents and restricted cash, beginning of period	58,045	66,329
Cash, cash equivalents and restricted cash, end of period	$64,804	$61,471

Cash and cash equivalents, end of period	$59,948	$54,940
Restricted cash for funds held for clients, end of period	4,856	6,531
Cash, cash equivalents and restricted cash, end of period	$64,804	$61,471

Cash flows from discontinued operations:
Operating activities	$—	$(6,606)
Investing activities	—	(4,318)
Financing activities	—	(1,500)
Net cash (used in) provided by discontinued operations	$—	$(12,424)

Steel Connect, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended October 31,
	2022	2021
	(Unaudited)
Net revenue:
Supply Chain	$51,359	$44,354
	51,359	44,354
Operating income:
Supply Chain	5,851	1,973
Total segment operating income	5,851	1,973
Corporate-level activity	(1,972)	(1,402)
Total operating income	3,879	571
Total other income (expense)	2,204	(1,239)
Income (loss) before income taxes	$6,083	$(668)

Steel Connect, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures to GAAP Measures
(in thousands)
(unaudited)

EBITDA and Adjusted EBITDA Reconciliations:

	Three Months Ended October 31,
	2022	2021
Net income (loss) from continuing operations	$4,957	$(983)

Interest income	(144)	(3)
Interest expense	826	761
Income tax expense	1,126	315
Depreciation	459	630
EBITDA	7,224	720

Strategic consulting and other related professional fees	648	134
Executive severance and employee retention	(116)	—
Share-based compensation	177	191
Loss on sale of long-lived assets	16	—
Unrealized foreign exchange (gains), net	(511)	(441)
Other non-cash (gains) losses, net	(157)	23
Adjusted EBITDA	$7,281	$627

Net revenue	$51,359	$44,354
Adjusted EBITDA margin	14.2%	1.4%

Free Cash Flow Reconciliation:

	Three Months Ended October 31,
	2022	2021
Net cash provided by (used in) operating activities	$8,252	$(3,820)
Additions to property and equipment	(548)	(363)
Free cash flow	$7,704	$(4,183)

Net Debt Reconciliation:

	October 31, 2022	July 31, 2022
Total debt, net	$11,490	$10,968
Unamortized discounts and issuance costs	3,450	3,972
Cash and cash equivalents	(59,948)	(53,142)
Net debt	$(45,008)	$(38,202)

Note Regarding Use of Non-GAAP Financial Measurements

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt, all of which are non-GAAP financial measures, to assess its performance. EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income tax expense, and depreciation. We define Adjusted EBITDA as net income (loss) from continuing operations excluding net charges related to interest income, interest expense, income tax expense (benefit), depreciation, strategic consulting and other related professional fees, executive severance and employee retention, restructuring and restructuring-related expense, share-based compensation, (gain) loss on sale of long-lived assets, impairment of long-lived assets, unrealized foreign exchange (gains) losses, net, and other non-cash (gains) losses, net. The Company defines Free Cash Flow as net cash provided by (used in) operating activities less additions to property and equipment, and defines Net Debt as the sum of total debt, excluding reductions for unamortized discounts and issuance costs, less cash and cash equivalents.

We believe that providing these non-GAAP measurements to investors is useful, as these measures provide important supplemental information of our performance to investors and permit investors and management to evaluate the operating performance of our business. These measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. We use EBITDA and Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of certain incentive compensation for executive officers and other key employees based on operating performance, determining compliance with certain covenants in the Company's credit facilities, and evaluating short-term and long-term operating trends in our core business. We use Free Cash Flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations, and similar to the use of Net Debt, assists management with its capital planning and financing considerations.

We believe that these non-GAAP financial measures assist in providing an enhanced understanding of our underlying operational measures to manage our core businesses, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Further, we believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making. These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies

Some of the limitations of EBITDA and Adjusted EBITDA include:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

In addition, Net Debt assumes the Company's cash and cash equivalents can be used to reduce outstanding debt without restriction, while Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures and excludes the Company's remaining investing activities and financing activities, including the requirement for principal payments on the Company's outstanding indebtedness.

See reconciliations of these non-GAAP measures to the most directly comparable GAAP measures included in the financial tables of this release.

Net Operating Loss Carryforwards

The Company's Restated Certificate of Incorporation (the “Protective Amendment”) and Amended Tax Benefits Preservation Plan (the “Tax Plan”) includes provisions designed to protect the tax benefits of the Company's net operating loss carryforwards by preventing certain transfers of our securities that could result in an "ownership change" (as defined under Section 382 of the Internal Revenue Code). The Protective Amendment generally restricts any direct or indirect transfer if the effect would be to (i) increase the direct, indirect or constructive ownership of any stockholder from less than 4.99 percent to 4.99 percent or more of the shares of common stock then outstanding or (ii) increase the direct, indirect or constructive ownership of any stockholder owning or deemed to own 4.99 percent or more of the shares of common stock then outstanding. Pursuant to the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of the shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment (the "excess stock") for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. Pursuant to the Tax Plan and subject to certain exceptions, if a stockholder (or group) becomes a 4.99-percent stockholder after adoption of the Tax Plan, certain rights attached to each outstanding share of our common stock would generally become exercisable and entitle stockholders (other than the new 4.99-percent stockholder or group) to purchase additional shares of the Company at a significant discount, resulting in substantial dilution in the economic interest and voting power of the new 4.99-percent stockholder (or group). In addition, under certain circumstances in which the Company is acquired in a merger or other business combination after an non-exempt stockholder (or group) becomes a new 4.99-percent stockholder, each holder of a right (other than the new 4.99-percent stockholder or group) would then be entitled to purchase shares of the acquiring company's common stock at a discount. For further discussion of the Company's tax benefits preservation plan, please see the Company's filings with the SEC.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: changes in the Company’s relationships with significant clients; fluctuations in demand for our products and services; the Company’s ability to achieve and sustain operating profitability; demand variability from clients without minimum purchase requirements; general economic conditions and public health crises (such as the ongoing COVID-19 pandemic); intense competition in the Company’s business; risks relating to impairment, misappropriation, theft and credit-related issues with respect to funds held for the Company’s clients; our ability to maintain adequate inventory levels; our ability to raise or access capital in the future; difficulties increasing operating efficiencies and effecting cost savings; loss of essential employees or an inability to recruit and retain personnel; the Company's ability to execute on its business strategy and to achieve anticipated synergies and benefits from business acquisitions; risks inherent with conducting international operations, including the Company’s operations in Mainland China; the risk of damage, misappropriation or loss of the physical or intellectual property of the Company’s clients; increased competition and technological changes in the markets in which the Company competes; disruptions in or breaches of the Company’s technology systems; failure to settle disputes and litigation on terms favorable to the Company; challenges and risks arising from the disposition of IWCO Direct, including the Company’s reliance on the Supply Chain segment as its sole business; the Company's ability to preserve and monetize its net operating losses; changes in tax rates, laws or regulations; failure to maintain compliance with Nasdaq’s continued listing requirements; potential conflicts of interest arising from the interests of the members of the Company’s board of directors in Steel Holdings and its affiliates; potential restrictions imposed by its indebtedness; and potential adverse effects from changes in interest rates and the phase-out of LIBOR. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company's filings with the SEC, including, but not limited to, the risk factors in the Company's Annual Report on Form 10-K filed with the SEC on October 31, 2022. These filings are available on the Company's Investor Relations website under the "SEC Filings" tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Jennifer Golembeske
914-461-1276
investorrelations@steelconnectinc.com